UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois		60093-2753
(Address of Principal executive offices)		(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2007, Kraft Foods Inc. (“Kraft”) entered into a Distribution Agreement (the “Distribution Agreement”) with Altria Group, Inc. (“Altria”) in connection with the distribution in the form of a dividend of all Kraft shares owned by Altria to Altria’s shareholders in a tax-free spin-off (the “Distribution”).  The Distribution Agreement sets forth the terms of the Distribution and certain agreements governing the relationship between Kraft and Altria after the Distribution.

The foregoing description of the Distribution Agreement is qualified in its entirety by reference to the complete terms and conditions of the Distribution Agreement which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 8.01. Other Events.

On January 31, 2007, Kraft’s Board of Directors announced changes to its composition, effective March 30, 2007. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Distribution Agreement by and between Altria Group, Inc. and Kraft Foods Inc. dated January 31, 2007.
99.1	Press Release dated January 31, 2007 — Corporate Governance and Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

By:	/s/ CAROL J. WARD
Name: Carol J. Ward Title: Vice President and Corporate Secretary

DATE:  January 31, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Distribution Agreement by and between Altria Group, Inc. and Kraft Foods Inc. dated January 31, 2007.
99.1	Press Release dated January 31, 2007 — Corporate Governance and Annual Meeting of Stockholders.